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                                                                    Exhibit 99.2

                                      FORM
              PROXY FOR 2001 SPECIAL MEETING OF STOCKHOLDERS OF
                          DURAMED PHARMACEUTICALS, INC.


THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD _____, 2001. The undersigned stockholder of Duramed Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, each dated ______, 2001, and hereby appoints [ ], proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on ________, 2001, at 10:00 a.m., eastern daylight time, at [_____________________________], and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth in the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG BARR, BETA MERGER SUB I, INC., A WHOLLY-OWNED SUBSIDIARY OF BARR LABORATORIES, INC., AND DURAMED PHARMACEUTICALS, INC. IN CONNECTION WITH THE MERGER AND APPROVE THE MERGER AS SET FORTH IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS, AND, IN [HIS] DISCRETION, THE PROXY IS AUTHORIZED TO VOTE ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT OF THE SPECIAL MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                 (Continued and to be signed on reverse side.)
             ******************************************************

PLEASE MARK VOTE USING DARK INK ONLY.

1. Proposal to adopt the agreement and plan of merger among Barr, Beta Merger Sub I, Inc., a wholly-owned subsidiary of Barr Laboratories, Inc., and Duramed Pharmaceuticals, Inc. and approve the merger. In the merger, Duramed will become a wholly-owned subsidiary of Barr Laboratories, Inc., and each outstanding share of Duramed common stock will be converted into the right to receive .2562 shares of Barr common stock and each outstanding share of Duramed Series G preferred stock will be converted into 5.0632 shares of Barr common stock.

         [ ]  FOR                  [ ]  AGAINST             [ ]  ABSTAIN

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned in the enclosed envelope. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.


--------------------------------
Name of Stockholder


--------------------------------
Signature of Stockholder


--------------------------------
Title

Dated:                                   , 2001
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